CLOSING AGREEMENT

     This  Closing  Agreement  is made in  quadruplicate  under and  pursuant to
Section 418 of the Puerto Rico Income Tax Act of 1954, as amended (hereinafter the "ITA")

                                     APPEAR

AS PARTY OF THE FIRST PART:

HONORABLE MANUEL DIAZ SALDANA, in his capacity of Secretary of the Treasury of the Commonwealth of Puerto Rico (hereinafter referred to as the "Secretary");

AS PARTY OF THE SECOND PART:

HAMPSHIRE DESIGNERS, INC., a corporation organized under the laws of the State of Delaware with principal offices in Anderson, South Carolina (hereinafter referred to as "STOCKHOLDER") represented herein by its attorney-in-fact, Walter
F. Chow, who has been duly designated by STOCKHOLDER to act on its behalf and to represent the same before the Puerto Rico Department of Treasury (the "Department").

AS PARTY OF THE THIRD PART:

GLAMOURETTE FASHION MILLS, INC., a corporation organized under the laws of the State of Delaware with principal offices in Quebradillas, Puerto Rico (hereinafter referred to as "CORPORATION"), represented herein by its attorney-in-fact, Walter F. Chow, who has been duly designated by CORPORATION to act on its behalf and to represent the same before the Department.

                                   WITNESSETH

     The parties state that in accordance with the provisions of the ITA, they have full legal capacity to enter into this agreement and they further state:

                           A. GENERAL REPRESENTATIONS

1.  Stockholder represents to the Secretary that:

    a.  Its taxpayer identification number is 13-2949983.

    b. It is the holder of all of the issued and outstanding common stock of Corporation.

    c. It is not authorized to do business in Puerto Rico and is not actually engaged in trade or business in Puerto Rico.

    d.  Its taxable year is the calendar year.

2.  Corporation represents to the Secretary that:
    a.  Its taxpayer identification number is 02-0333517.

    b.  It is duly registered to do business in Puerto Rico.

    c. It computed its income on the basis of a 52-53 week period ending on the Saturday nearest to the last day of April from 1977 to 1986, when it changed its taxable year to a calendar year with the approval of the Department.

    d. It conducts exempt operations in Quebradillas, Puerto Rico under Case No. 92-8-IT-2 (77-57-I-80) originally issued under the 1963 Industrial Incentives Acts (the "1963 IIA") effective on July 30, 1977 and extended pursuant to Section 3 (m) of the 1987 Tax Incentive Act (the "TIA") effective July 30, 1992.

     e. Corporation's extended grant under Section 3(m) of the TIA provides the following tollgate tax reduction schedule based on the employment level:

                                     Tollgate Tax        Tollgate Tax
         Average Annual              Rate Without        Rate with 25%
            Employment                Investment          Investment
        ----------------            ---------------     ----------------
           784 to 833                       5%                2%
           834 to 883                       4%                1%
           884 to 933                       3%                0%
           934 to 983                       2%                0%
           984 to 1033                      1%                0%
         1034 or more                       0%                0%

This tollgate tax reduction schedule is applicable to distributions of IDI accumulated during the extension period.

     f. Corporation has issued and outstanding preferred stock which is owned by employees who are residents of Puerto Rico.

B.  REPRESENTATIONS REGARDING PRIOR DISTRIBUTIONS

1. Corporation represents to the Secretary that all of its income for the period from July 30, 1977 to December 31, 1992 was derived from its exempt manufacturing operations and that its net industrial development income for said period is as shown in Schedule I attached hereto.

2. Corporation represents to the Secretary that from July 30, 1977 to December 31, 1992 it made distributions from industrial development income, including dividends to preferred stockholders, as shown in Schedule I attached hereto. Said dividends were duly designated as made out of industrial development income; however the years from which the distributions were made were not specifically designated at the time of the dividend distributions, except to the extent described in paragraph B(6) below.

3. Corporation wishes to designate, with the Secretary's approval, that the distributions of IDI made from July 30, 1977 to December 31, 1992, except for the $200,000 distribution described in paragraph B(6) below, were made on a first-in, first-out ("FIFO") basis for the years shown in said Schedule I, attached hereto, so that the remaining accumulated industrial development income is as shown in said Schedule I.

4. Corporation further represents that it paid a 10% tollgate tax on all the distributions made to Stockholder from July 30, 1977 to July 29, 1992.

5. Corporation represents that it did not pay any tollgate tax on distributions made to preferred stockholders who are residents of Puerto Rico from July 30, 1977 to December 31, 1992 pursuant to Section 3(a)(1) of the 1963 IIA.

6. Corporation represents that on December 31, 1992 it paid a $200,000 dividend to Stockholder. Said dividend was designated as made out of IDI earned after the effective date of the Section 3(m) extension. Corporation further represents that on January 15, 1993 it paid to the Secretary a tollgate tax of 1% on said dividend pursuant to its extended grant under Section 3(m) and based on an annual employment of 845 persons for 1992 and on the investments shown in Schedules III and VII attached hereto.

C.  REPRESENTATIONS REGARDING DISTRIBUTIONS AT 7%

1. Corporation represents that it will make a $4,000,000 distribution to Stockholder, $2,000,000 to be distributed on or before June 30, 1993 and $2,000,000 to be distributed on or before January 31, 1994, of industrial development income accumulated under the 1963 IIA (prior to the Section 3(m) extension) as shown in Schedule V, attached hereto, for which it wishes the Secretary to agree on the 7% tollgate tax rate applicable to the distribution of IDI accumulated during taxable years ended December 31, 1987 and December 31, 1988. The total tollgate tax on the proposed distributions is $285,737 as shown in said Schedule V.

2. Corporation represents that its investments in qualified assets under Section 231(a)(2)(D) of the ITA (the "Qualified Investments") are as indicated in
Schedule III attached hereto.

3. Corporation represents that it has increased its investment in assets described in Section 231(a)(2)(C) of the ITA as shown in Schedule VI, attached hereto.

4. Corporation further represents that it has never used the 3% investment credit provided in Section 231(a)(2)(C) of the ITA. Corporation wishes to use said 3% investment credit amounting to $60,060, as shown in Schedule VI attached hereto, against the $285,737 withholding of tax on the distributions to be made to Stockholder on or before June 30, 1993 and January 30, 1994.

5. Corporation will make the appropriate withholding of Tax on the distributions described in paragraph C(1) above, file the appropriate forms and deposit $225,677 ($285,737 tollgate tax less $60,060 investment tax credit) with the Department on or before June 30, 1993.

6. Since the tollgate tax on the January, 1994 distribution will be paid on or before June 30, 1993, Corporation will not withhold any tax upon the $2,000,000 distribution to be made on or before January 31, 1994.

D.  AGREEMENTS

Based on the representations made by Stockholder and Corporation in the preceding paragraphs, the Secretary hereby agrees that:

1. The distributions made by Corporation from July 30, 1977 to December 31, 1992, except for the $200,000 distribution to Stockholder made on December 31, 1992 and described in paragraph B(6) above, were made on a first-in first-out ("FIFO") basis from industrial development income for the years shown in
Schedule I attached hereto so that the remaining accumulated industrial development income is as shown in said Schedule I.

2. Corporation may distribute as a dividend up to 75% of its IDI for the years ended December 31, 1987 to the short year ended July 29, 1992 at a 7% tollgate tax rate provided it complies with the investments requirements of Section 231
(a)(2)(D) of the ITA shown in Schedule II attached hereto.

3. Since all prior distributions to Stockholder, except for the $200,000 distribution to Stockholder made on December 31, 1992, have been made at the regular 10% tollgate tax, all of the Qualified Investments made from July 30, 1977 to July 29, 1992 shown in Schedule III attached hereto are considered excess investments for purposes of meeting the investment requirement of Section 231(a)(2)(D).

4. The excess investments shown in Schedule III, attached hereto shall be available to Corporation to qualify dividend distributions from IDI earned in fiscal years ended December 31, 1987 to the short year ended July 29, 1992, as determined in Schedule IV attached hereto. The more than eight year investment period shall be counted from the first day of the taxable year for which the IDI is being qualified for the 7% tollgate tax rate, as shown in Schedule II attached hereto.

5. On or after the termination date of the more than eight (8) year investment period Corporation will be authorized to distribute to Stockholder the balance of the undistributed IDI subject to a withholding tax of 7% without any further investment requirements.

6. Corporation may distribute $4,000,000 to Stockholder, $2,000,000 on or before June 30, 1993 and $2,000,000 on or before January 31, 1994, provided the total tollgate shown in Schedule V, attached hereto, is deposited with the Secretary on or before June 30, 1993.

7. Corporation is entitled to use the 3% investment credit provided by Section 231(a)(2)(C) of the ITA in the amount of $60,060 as shown in Schedule VI, attached hereto, against the total tollgate tax shown in Schedule V, attached hereto, to be paid on or before June 30, 1993 on distributions to be made on or before June 30, 1993 and on or before January 30, 1994.

8. The $200,000 distribution made to Stockholder on December 31, 1992 qualifies for the 1% tollgate tax rate provided the qualified investments shown in Schedules III and VII are maintained until July 31, 1997.

9. This Agreement shall not be construed to limit in any way Corporation's right to distribute tax-free upon liquidation all of its undistributed IDI accumulated under the 1963 IIA.

10. Notwithstanding the provisions of Section 148 of the ITA, of Article 231-3(c) of the Regulations issued by the Secretary on December 1, 1977 and/or the Master Closing Agreement, Corporation shall be deemed, by the execution of this Agreement, to have complied with its notice and/or reporting obligation to its Shareholder and/or to the Secretary with respect to: (1) the amount and source of the dividend distributions to be made in accordance with this Agreement, and (2) the investments made to comply with the investment requirement of the dividends to be paid pursuant to this Agreement.

E.  GENERAL PROVISIONS

1. As long as Stockholder is not engaged in the conduct of a trade or business in Puerto Rico, dividends paid by it to its shareholders will not be subject to tax nor withholding at source under Article 144-1(b) or the regulations under the ITA. If Stockholder is engaged or in the future becomes engaged in the conduct of business in Puerto Rico, dividends paid by it to its shareholders will be subject to tax and withholding at source only to the extent such dividends are Puerto Rico source income under Section 119 of the ITA.

2. The parties hereto further agree that should at any time after the date of this closing Agreement, any portion of the earnings and profits of Corporation be reallocated, assigned or adjusted pursuant to a firm and final order or agreement with Stockholder or any related affiliate thereof under the provisions of the United States Internal Revenue Code, including, but not limited to, Sections 482, 61, 162, 351, 861, 862, 863, 864 and/or 936 or any successor provision, the Corporation and/or Stockholder shall have the benefits of Article 41 of the Regulations under ITA Section 41 (in effect as of the date of this Closing Agreement) as if said provisions were incorporated herein.

3. In no event will any technical adjustment or reallocation pursuant to the preceding paragraph result in Corporation and/or Stockholder having to pay or withhold a rate of tax on the earnings and profits distribution for the year being adjusted, or any subsequent year affected by the adjustment, higher than the one imposed on the dividend distributions being made hereunder. Nothing contained herein shall prevent the Secretary from imposing any applicable withholding tax on any fixed or determinable annual or periodical income from Puerto Rico sources which is to be paid by Corporation to Stockholder as a result of any such technical adjustment or reallocation.

4. If Corporation is merged with or completely liquidated into Stockholder or any affiliate of stockholder prior to its complete satisfaction of the investment requirements of Section 231(a)(2)(D) of the ITA that are applicable to its dividend distributions, those investment requirements will be deemed to be satisfied if Stockholder or any affiliate thereof maintains Qualified Investments for the remainder of such periods and in such amounts as would satisfy those investments requirements if maintained by Corporation.

5. The percentage requirements, limitations, investments and distributions required by Section 231(a)(2)(D) of the ITA shall be measured solely by reference to Corporation's IDI as it appears in Corporation's annual tax returns, including any schedules therein or attachments or exhibits thereto filed by corporation in Puerto Rico, and prior to adjustment, if any, by the Puerto Rico Income Tax Bureau. Notwithstanding the foregoing sentence, such requirements shall be modified as required by the applicable provisions of paragraph E(2) hereof.

6. Notwithstanding the provisions hereof, Corporation and Stockholder shall have the option of availing themselves of any benefits which may in the future become generally available under the ITA, 1963 IIA or the TIA as these statues may be amended from time to time, or under public rulings, regulations or administrative determinations which may be approved pursuant to said statutes.

7. The parties hereto mutually agree that the matters determined in this Closing Agreement shall be final and conclusive, subject, however, to reopening in the event of fraud, malfeasance or misrepresentation of fact, in accordance with
Section 418 of the ITA.

     IN WITNESS WHEREOF, the parties hereto subscribe and execute this Closing Agreement at San Juan, Puerto Rico this 30th day of June 1993.

/s/  Raul Mallande
SECRETARY OF THE TREASURY
OF THE COMMONWEALTH
OF PUERTO RICO


HAMPSHIRE DESIGNERS, INC.
By: /s/  Walter Chow

GLAMOURETTE FASHION MILLS, INC.
By: /s/  Walter Chow

Schedule I
Glamourette Fashion Mills
Dividends Paid 1977-1992

Fiscal    Manufact. Fiscal Year Fiscal Year Fiscal Year  Fiscal Year FiscalYear
 Year       IDI     1978 Divid. 1979 Divid. 1980 Divid.  1981 Divid. 1982 Divid.
------    --------  ----------- ----------- -----------  ----------- -----------
04/29/78 $1,175,156   $20,0000    $50,000    $30,000       $505,000    $570,158
04/28/79  1,585,192                                                   1,320,842
05/03/80  1,343,473
05/02/81    847,459
05/01/82  1,974,575
04/30/83  1,152,338
04/28/84  1,216,498
04/27/85  1,383,302
05/03/86  2,855,722
12/31/86  2,183,261
12/31/87  2,701,327
12/31/88  3,354,146
12/31/89  1,666,720
12/31/90  1,670,738
12/31/91  1,777,008
07/29/92  1,620,747
12/31/92    225,994
------    --------  ----------- ----------- -----------  ----------- -----------
Total                   $20,000   $50,000     $30,000      $505,000  $1,891,000
------    --------  ----------- ----------- -----------  ----------- -----------

Fiscal     Manufact.Fiscal Year  Fiscal Year
Year         IDI    1983 Divid.  1984 Divid.
-------   --------  ----------- -----------
04/29/78 $1,175,156
04/28/79  1,585,192   $264,350
05/03/80  1,343,473    727,650    $615,823
05/02/81    847,459                382,677
05/01/82  1,974,575
04/30/83  1,152,338
04/28/84  1,216,498
04/27/85  1,383,302
05/03/86  2,855,722
12/31/86  2,183,261
12/31/87  2,701,327
12/31/88  3,354,146
12/31/89  1,666,720
12/31/90  1,670,738
12/31/91  1,777,008
07/29/92  1,620,747
12/31/92    225,994
------    --------  ----------- -----------
Total                 $992,000   $998,500
------    --------  ----------- -----------

Fiscal    Fiscal Year  May 1986  Dec. 1986 Calendar Yr  Calendar Yr  Calendar Yr
Year      1985 Divid.    Divid.   Dividend  1987 Divid.  1988 Divid.  1989 Divid
------    -----------  --------- ---------- -----------  ----------- -----------
04/29/78   $1,175,156
04/28/79    1,585,192
05/03/80    1,343,473
05/02/81      847,459    $464,782
05/01/82    1,974,575     597,878   $965,080  $411,817
04/30/83    1,152,338                           67,883     $962,625    $121,831
04/28/84    1,216,498                                                   884,019
04/27/85    1,383,302
05/03/86    2,855,722
12/31/86    2,183,261
12/31/87    2,701,327
12/31/88    3,354,146
12/31/89    1,666,720
12/31/90    1,670,738
12/31/91    1,777,008
07/29/92    1,620,747
12/31/92      225,994
------    -----------  --------- ---------- -----------  ----------- -----------
Total                  $1,062,480  $965,080   $479,700     $962,625    $965,650
------    -----------  --------- ---------- -----------  ----------- -----------

                                       Period Ended  Period Ended
Fiscal      Fiscal Yr    Calendar Yr    July 1992    December 1992  Accumulated
Year       1990 Divid.   1991 Divid.    Dividend       Dividend        IDI
-------   ------------  -------------  ------------- -------------- ------------
04/29/78   $1,175,156
04/28/79    1,585,192
05/03/80    1,343,473
05/02/81      847,459
05/01/82    1,974,575
04/30/83    1,152,338
04/28/84    1,216,498
04/27/85    1,383,302
05/03/86    2,855,722     $421,401
12/31/86    2,183,261    1,959,099         $22,217       $  10,750 $   191,195
12/31/87    2,701,327                                                2,701,327
12/31/88    3,354,146                                                3,354,146
12/31/89    1,666,720                                                1,668,720
12/31/90    1,670,738                                                1,870,739
12/31/91    1,777,008                                                1,777,006
07/29/92    1,620,747                                                1,620,747
12/31/92      225,994                                     200,000       25,994
-------   ------------  -------------  ------------- -------------- ------------
Total                   $2,380,500         $22,217       $210,750  $13,209,874
-------   ------------  -------------  ------------- -------------- ------------

Schedule II
Glamourette Fashion Mills
Accumulated Industrial Development Income
Prior to Section 3(m) Extension

                                  Amount Available    Date of     Termination
           Manufact. Investment    for Immediate     Qualified   Date Investment
Fiscal Yr     IDI    Requirement    Distribution     Investments     Period
---------  --------- -----------  ----------------  ------------ ---------------
12/31/87 $2,701,327   $675,332       $2,025,995        1/1/87        1/1/95
12/31/88  3,354,146    838,537        2,515,609        1/1/88        1/1/96
12/31/89  1,668,720    417,180        1,251,540        1/1/89        1/1/97
12/31/90  1,870,739    467,685        1,403,054        1/1/90        1/1/98
12/31/91  1,777,006    444,252        1,332,754        1/1/91        1/1/99
07/29/92  1,620,747    405,187        1,215,560        1/1/92        1/1/00
--------- ---------- -----------  ----------------  ------------ ---------------
        $12,992,685 $3,248,173       $9,744,512
          ---------- -----------  ----------------


Schedule III

Glamourette Fashion Mills
Amounts Invested in Qualified Assets

                    Machinery, Equipment        Total Amount
Fiscal Year        and Fixtures at Cost *         Invested
-----------      -------------------------     ---------------
07/30/77               $  224,316              $   224,316
04/29/78                2,148,640                2,148,640
04/28/79                1,375,905                1,375,905
05/03/80                1,513,270                1,513,270
05/02/81                1,560,699                1,560,699
05/01/82                1,612,953                1,612,953
04/30/83                1,655,319                1,655,319
04/28/84                2,667,143                2,677,143
04/27/85                2,935,242                2,935,242
05/03/86                3,415,637                3,415,637
12/31/86                4,021,407                4,021,407
12/31/87                5,281,856                5,281,856
12/31/88                5,469,594                5,469,594
12/31/89                6,610,159                6,610,159
12/31/90                6,815,110                6,815,110
12/31/91                6,913,684                6,913,684
07/29/92                7,051,329                7,051,329
12/31/92                8,420,686                8,420,686

*includes Leasehold Improvements

Schedule IV
Glamourette Fashion Mills
Investment Requirements
And Qualified Assets Retained

                    Investment            Total Amount             Excess
Fiscal Year        Requirement*            Invested**            Investments
------------     ----------------       ----------------       --------------
12/31/87            $675,332              $5,281,856             $4,606,524
12/31/88             838,537               5,469,594              3,955,725
12/31/89             417,180               6,610,159              4,679,110
12/31/90             467,685               6,815,100              4,416,376
12/31/91             444,252               6,913,684              4,070,698
07/29/92             405,187               7,051,329              3,803,156


*Amount Detailed in Schedule II
** Amount Detailed in Schedule III


Schedule V

Fiscal Year         Amount of Distribution        Rate of Tax          Tax
-----------       --------------------------     ---------------   ------------
12/31/86                $  191,195                      10%         $  19,120
12/31/87                 2,025,995                       7%           141,820
12/31/88                 1,782,810                       7%           124,797
                       -----------                                  -----------
         Total          $4,000,000                                   $285,737
                       -----------                                  -----------



Schedule VI
Glamourette Fashion Mills
3% Investment Credit

Balance Sheet     Leasehold      Construction in      Total Investment
   Date          Improvements       Progress               at Cost
-------------   --------------   ----------------     -----------------
07/30/77        $    35,667          $      0            $   35,667
04/29/78            365,509            14,944               380,453
04/28/79            431,000             7,830               438,830
05/03/80            519,360             3,742               523,102
05/02/81            531,019             2,306               533,325
05/01/82            532,413            54,896               587,309
04/30/83            532,413           599,913             1,132,326
04/28/84          1,255,508            70,796             1,326,304
04/27/85          1,346,887            18,844             1,365,731
05/03/86          1,374,569            37,422             1,361,123
12/31/86          1,269,700            91,423             1,287,477
12/31/87          1,269,700            17,777             1,287,477
12/31/88          1,278,867            31,554             1,310,421
12/31/89          1,437,070                 0             1,437,070
12/31/90          1,450,747            15,534             1,466,281
12/31/91          1,473,927           195,925             1,669,852
12/31/92          1,849,552           152,432             2,001,984
                -------------    ----------------     -----------------
3% Investment Tax Credit                                 $   60,060
                                                      -----------------

Schedule VII
Glamourette Fashion Mills
Amounts Invested for Distributions at 1%
December 31, 1992

Period                                         July 30, 1992 - December 31, 1992
Net IDI                                        $225,994
Investment Requirement                         $56,499
Total Amount Invested in Qualified Assets*  $8,420,686
Excess Investments**                        $5,116,014
Date of Investment                             July 30, 1992
Termination Date                               July 31, 1997

*   Amount  Detailed  in  Schedule  III
** Amount determined after deducting Investment requirements shown in Schedule IV and this schedule.